Exhibit 99.1

   PLX Technology, Inc. Reports Fourth Quarter and Fiscal Year 2006
                          Financial Results

    For the Fiscal Year:

    --  49 Percent Net Revenue Growth

    --  PCI Express Revenues Increase Fourfold

    --  GAAP EPS of $0.10 vs. loss of ($0.06) for Fiscal Year 2005

    --  Generated $7.3 million in cash

    For the Fourth Quarter:

    --  37 Percent Net Revenue Growth Year over Year

    --  PCI Express Revenues Double Year over Year

    Business Editors/High-Tech Editors

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 25, 2007--PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.

    "Our performance in 2006 confirmed the success of our long-term growth strategy," said Michael Salameh, PLX Technology's chief executive officer. "Compared to 2005, full-year revenues increased by 49 percent, accompanied by a $7.3 million growth in cash and investments and substantial growth in net income. While our PCI I/O and USB product lines recorded healthy growth, the main driver of our overall growth was the revenue ramp of our focus PCI Express(R) product line, which finished 2006 with $18 million in revenues, more than four times revenues of the prior year. Included in the customer designs in production in the fourth quarter were products of three of the leading server suppliers, four of the leading storage suppliers plus leading suppliers of graphics, PC peripherals, embedded computing and communications systems.

    "During 2006, we continued to invest in PCI Express. Including the new 24-, 32- and 48-lane switches we announced last week, over the last twelve months we nearly doubled the number of PCI Express products now available. To date, we have shipped samples or development systems to nearly 600 different customers, which confirms the breadth of the market and the interest in our products.

    "We believe that our 2006 PCI Express revenue is just the tip of the iceberg of the long term potential, because of the growth of the market and our leadership position. We expect a broad mix of new customer products to enter production throughout 2007, the largest being new server, storage and PC peripheral products that are in late stages of the design cycle. We also expect an increasing contribution to revenue from new communications and embedded systems designs. We believe that the success of our PCI Express product line will continue to drive total Company revenue growth."

    Net revenues for the full twelve months of 2006 were $81.4 million, a 49 percent increase from the $54.6 million reported for the full twelve months of 2005. Full-year 2006 net revenues include the $2.8 million one-time pick-up as a result of the Company's change in the first quarter of 2006 from the sell-through method of accounting for distributor revenues to the sell-in method.

    For the fourth quarter ended December 31, 2006, PLX reported net revenues of $21.0 million. This was 37 percent higher than the $15.4 million reported in the fourth quarter ended December 31, 2005, and flat compared to the $21.0 million reported in the third quarter ended September 30, 2006.

    Net income for the full twelve months of 2006, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related amortization of $1,873,000 and share-based compensation of $4,903,000, was $3,006,000, or $0.10 per share (diluted), compared to GAAP net losses of $1,748,000, or a loss of $0.06 per share (diluted), for the full twelve months of 2005. The full-year net loss for 2005 included the effect of acquisition-related amortization of $2,262,000 but does not include the effect of share-based compensation pursuant to Statement of Financial Accounting Standards No. 123R (FAS 123R).

    GAAP net income for the fourth quarter ended December 31, 2006, which included the effect of acquisition-related amortization of $440,000 and share-based compensation of $1,231,000, was $162,000, or $0.01 per share (diluted). This compares with GAAP net income for the third quarter ended September 30, 2006, of $1,022,000, or $0.04 per share (diluted), which included the effect of acquisition-related amortization of $440,000 and share-based compensation of $1,172,000. This also compares to GAAP net income for the fourth quarter ended December 31, 2005, of $35,000, or $0.00 per share (diluted), which included the effect of acquisition-related amortization of $726,000 but does not include the effect of share-based compensation pursuant to FAS 123R.

    The Company's gross margin for the fourth quarter ended December 31, 2006, which included the effect of share-based compensation of $13,000, was 56 percent. This compared with 58 percent for the third quarter ended September 30, 2006, which included the effect of share-based compensation of $13,000 and 64 percent for the fourth quarter ended December 31, 2005, which did not include the effect of share-based compensation. The Company recorded an inventory reserve of approximately $549,000, or 2.6 gross margin percentage points in the fourth quarter ended December 31, 2006. The primary reason for the inventory reserve was because certain customers migrated from PCI I/O leaded to lead-free devices much quicker than the Company had expected. The decrease in the year-over-year quarterly gross margin percentage was due primarily to the inventory reserved recorded in the fourth quarter of 2006 and the expected change in the Company's product mix.

    Operating expenses under GAAP for the fourth quarter ended December 31, 2006, of $11.9 million included $440,000 of acquisition-related amortization and $1,218,000 in share-based compensation of which $732,000 was related to sales, general and administrative expenses and $486,000 was related to research and development expenses. This compares with operating expenses under GAAP of $11.4 million in the third quarter ended September 30, 2006, which included $440,000 of acquisition-related amortization and $1,159,000 of share-based compensation of which $674,000 was related to sales, general and administrative expenses and $485,000 was related to research and development expenses.

    The Company's balance sheet remained strong. At December 31, 2006, cash and investments grew by $7.3 million, or 21 percent, to $42.3 million from $35.0 million at December 31, 2005. Additionally, there continues to be no debt.

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its first-quarter earnings release, although it may provide additional detail regarding its guidance on today's scheduled conference call.

    -- Net revenues for the first quarter ended March 31, 2007, are expected to be between $18 million and $19 million, with approximately 27 percent of total revenues attributable to PCI Express products and approximately 11 percent of total revenues attributable to USB products.

    -- Gross margins are expected to be in the range of 59 percent to 61 percent.

    -- Operating expenses under GAAP basis are expected to be between $11.6 million and $12.0 million. GAAP operating expenses include the effect of share-based compensation, which is expected to be between $1.0 million and $1.3 million and acquisition-related amortization of approximately $0.4 million.

    PLX(R) management plans to conduct a conference call today at 2:00 p.m. PST to discuss its fourth-quarter and fiscal year financial results, as well as its first-quarter outlook. The conference call dial-in number is 913-981-4912. There will also be a live webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until February 1, 2007. The webcast can also be accessed through www.ccbn.com.

    For the live webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the world's leading supplier of PCI Express and other standard I/O interconnect semiconductors to the communications, server, storage, embedded-control, and consumer markets. The company provides a competitive advantage through an integrated combination of experience, high-performance silicon, hardware and software design tools, and global partnerships. These innovative solutions enable our customers to develop equipment with industry-leading performance, scalability and reliability that allows them to bring designs to market faster.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the first quarter of 2007, which are set forth under the caption "Business Outlook," statements regarding the PCI Express and USB product lines and statements about achieving continued growth. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, reduced acceptance of the Company's PCI Express products, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarter ended September 30, 2006, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

    PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.


                         PLX TECHNOLOGY, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
               (in thousands, except per share amounts)


                          Three Months Ended          Twelve Months
                                                          Ended
                     Dec. 31,  Dec. 31,  Sept. 30,     December 31
                                                   -------------------
                       2006      2005      2006     2006 (1)   2005
                     --------- --------- --------- --------- ---------

Net revenues          $20,963   $15,339   $21,046   $81,425   $54,615
Cost of revenues        9,237     5,462     8,836    33,795    19,613
                     --------- --------- --------- --------- ---------
Gross margin           11,726     9,877    12,210    47,630    35,002

Operating expenses:
  Research and
   development          4,884     4,843     5,396    20,194    18,469
  Selling, general
   and administrative   6,582     4,339     5,609    23,848    16,577
  Amortization of
   purchased
   intangible assets      440       726       440     1,873     2,262
                     --------- --------- --------- --------- ---------
Total operating
 expenses              11,906     9,908    11,445    45,915    37,308

Income (loss) from
 operations              (180)      (31)      765     1,715    (2,306)
Interest income and
 other, net               556       261       484     1,803       823
                     --------- --------- --------- --------- ---------

Income (loss) before
 provision for income
 taxes                    376       230     1,249     3,518    (1,483)
Provision for income
 taxes                    214       195       227       512       265
                     --------- --------- --------- --------- ---------

Net income (loss)        $162       $35    $1,022    $3,006   $(1,748)
                     ========= ========= ========= ========= =========

Basic net income
 (loss) per share       $0.01     $0.00     $0.04     $0.11    $(0.06)
                     ========= ========= ========= ========= =========
Shares used to
 compute basic per
 share amounts         28,494    27,592    28,241    28,177    27,198
                     ========= ========= ========= ========= =========
Diluted net income
 (loss) per share       $0.01     $0.00     $0.04     $0.10    $(0.06)
                     ========= ========= ========= ========= =========
Shares used to
 compute diluted per
 share amounts         29,320    28,237    28,783    29,050    27,198
                     ========= ========= ========= ========= =========

(1) The above amounts for the twelve months ended December 31, 2006, include a pick-up in net revenues and cost of revenues of $2,766,076 and $891,009, respectively as a result of the Company's change from the sell-through method of accounting for revenues to the sell-in method whereby revenues are recognized at the time of shipment to a distributor.


                         PLX TECHNOLOGY, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                               December 31 December 31
                                                  2006      2005 (1)
                                               ----------- -----------
                                               (unaudited)
ASSETS

  Cash and investments                            $42,323     $35,043
  Accounts receivable, net                          8,491       6,203
  Inventories                                       8,295       4,328
  Property and equipment, net                      28,744      29,535
  Goodwill                                         35,818      35,818
  Other intangible assets                           2,856       4,729
  Other assets                                      2,263       2,255
                                               ----------- -----------
Total assets                                     $128,790   $ 117,911
                                               =========== ===========

LIABILITIES

  Accounts payable                                 $2,995      $4,530
  Accrued compensation and benefits                 2,417       1,754
  Deferred revenues                                     -       1,963
  Accrued commissions                               1,100         298
  Other accrued expenses                            1,342       1,877
                                               ----------- -----------
Total liabilities                                   7,854      10,422

STOCKHOLDERS' EQUITY

  Common stock, par value                              29          28
  Additional paid-in capital                      128,735     118,313
  Accumulated other comprehensive loss                (96)       (114)
  Accumulated deficit                              (7,732)    (10,738)
                                               ----------- -----------
Total stockholders' equity                        120,936     107,489
                                               ----------- -----------
Total liabilities and stockholders' equity       $128,790   $ 117,911
                                               =========== ===========

(1) Derived from audited financial statements

    CONTACT: PLX Technology, Inc.
             Stephen Loh, Interim CFO, 408-774-9060
             sloh@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996 (Editorial)
             jsteach@plxtech.com